Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  October 17, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 17, 2007, we entered into a Purchase Agreement pursuant to the terms of which our subsidiary, RCI Entertainment (Philadelphia), Inc. (the “Purchaser”), will acquire from Vincent Piazza (“Seller”) 51% of the issued and outstanding shares of common stock (the “TEZ Shares”) of The End Zone, Inc., a Pennsylvania corporation (the “Company”) which owns and operates “Crazy Horse Too Cabaret” (the “Club“) located at 2908 South Columbus Blvd., Philadelphia, Pennsylvania  19148 (the “Real Property”).  As part of the transaction, our subsidiary, RCI Holdings, Inc. (“RCI Holdings”) will acquire from Seller or the Piazza Family Limited Partnership (the “Partnership Seller”) 51% of the issued and outstanding partnership interest (the “Partnership Interests”) in TEZ Real Estate, LP, a Pennsylvania limited partnership (the “Partnership”) and 51% of the issued and outstanding membership interest (the “Membership Interests”) in TEZ Management, LLC, a Pennsylvania limited liability company, which is the general partner of the Partnership (the “General Partner”).  The Partnership owns the Real Property where the Club is located.  At closing, we will pay a purchase price of $3,500,000 payable in cash for the Partnership Interests and Membership Interests, and we will issue 225,000 shares of our restricted common stock (the “Rick’s Shares”) for the TEZ Shares.

Pursuant to the terms of the Purchase Agreement, on or after one year after the closing date, the Seller shall have the right, but not the obligation to have Rick’s purchase from Seller 10,000 Rick’s Shares per month (the “Monthly Shares”), calculated at a price per share equal to $10.00 (“Value of the Rick’s Shares”) until the Seller has received a total of $2,250,000 from the sale of the Rick’s Shares.  At our election during any given month, we may either buy the Monthly Shares or, if we elect not to buy the Monthly Shares from the Seller, then the Seller shall sell the Monthly Shares in the open market.  Any deficiency between the amount which the Seller receives from the sale of the Monthly Shares and the Value of the Rick’s Shares shall be paid by us within three (3) business days of the date of sale of the Monthly Shares during that particular month.  Our obligation to purchase the Monthly Shares from the Seller shall terminate and cease at such time as the Seller has received a total of $2,250,000 from the sale of the Rick’s Shares and any deficiency.

Upon closing of the transaction, the Seller and the Partnership Seller will enter a five-year agreement not to compete with us within a twenty (20) mile radius of the Club. Further, at closing the Purchaser and the Seller shall enter into a Shareholder’s Agreement relating to their ownership interest in the Company; and RCI Holdings and the Partnership Seller shall enter into a First Amendment to Limited Partnership Agreement relating to the ownership of their partnership interests and a First Amendment to Operating Agreement relating to the ownership of their membership interests.  Further, at closing the Company will enter into a new lease agreement with the Partnership giving it the right to lease the Real Property for twenty (20) years at $50,000 per month.  Finally, as part of the transaction, we will enter into a Lock-up/Leak-out Agreement with the Seller regarding the sale of the Rick’s Shares.

The Agreement provides for the transaction to close on or before seven (7) days after the approval of the transfer of the TEZ Shares to Purchaser by the Pennsylvania Liquor Control Board, but in no event later than January 15, 2008, contingent upon obtaining acceptable financing, transfer of all necessary licenses and permits, and other conditions to closing typical for transactions of this nature.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1                                Purchase Agreement dated October 17, 2007
99.1                                Press release dated October 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Date: October 17, 2007		Eric Langan
President and Chief Executive Officer